Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 and 333-185886 of WPP Group plc on Form S-8 of our report dated September 23, 2016 appearing in this Annual Report on Form 11-K of The M Plan for the period ended April 1, 2016.

/s/ Bencivenga Ward & Company, CPA’s, P.C.

Valhalla, New York

September 23, 2016

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